CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 5, 2001, in the Registration Statement and related Prospectus of The Municipal Bond Trust, Insured Series 43. /s/ ERNST & YOUNG LLP
  New York, New York
  February 8, 2001